Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 2020, relating to the financial statements of Apria Healthcare Group Inc. appearing in the prospectus dated February 10, 2021 filed by Apria, Inc. in connection with Registration Statement No. 333-252146 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 12, 2021